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                                                                    EXHIBIT 10.8




                        IRI INTERNATIONAL CORPORATION

                     NONQUALIFIED STOCK OPTION AGREEMENT

                                    RECITALS

                 A. [Outside Director] (the "Optionee") is an employee or director of, or consultant to, IRI International Corporation (the
"Corporation").

                 B. The Optionee has been selected as a participant in the Corporation's Equity Incentive Plan (the "Plan").

                 C. The Board of Directors of the Corporation (the "Board") has on June 17, 1997 authorized the execution of a stock option agreement in the form hereof as of the date on which the Corporation's initial public offering of Common Shares is consummated (the "Date of Grant").

                 D. The option granted hereby is intended to be a nonqualified stock option and will not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986.

                 NOW, THEREFORE, pursuant to the Plan and subject to the terms and conditions thereof and to the terms and conditions herein set forth, the Corporation hereby grants to the Optionee a Nonqualified Option (the "Option") to purchase 20,000 Common Shares (the "Option Shares") at an exercise price per Option Share equal to the offering price per share at the initial public offering of the Common Shares (the "Exercise Price").

                 1. VESTING OF OPTION. (a) Unless terminated as hereinafter provided, (i) the Option will be exercisable cumulatively to the extent of one-half of the Option Shares on the Date of Grant, and (ii) the Option will become exercisable cumulatively to the extent of one-quarter of the Option Shares after each of the first two anniversaries of the Date of Grant for so long as the Optionee remains in continuous employment with or service as a director of or consultant to the Corporation or any Subsidiary. For the purposes of this Agreement, the continuous employment or service of the Optionee with the Corporation or any Subsidiary will not be deemed to have been interrupted, and the Optionee will not be deemed to have ceased to be an employee or director of, or a consultant to, the Corporation or any Subsidiary, by reason of the transfer of his or her services among the Corporation and its Subsidiaries or a leave of absence approved by the Board.

                 (b) Notwithstanding the provisions of Section 1 (a) hereof, if the Optionee's employment or service with the Corporation and all Subsidiaries terminates prior to the second anniversary of the Date of Grant by reason of his or her death or disability, or if the Optionee's employment with the Corporation and all Subsidiaries is terminated by the
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Corporation or any Subsidiary prior to the second anniversary of the Date of
Grant for any reason other than Cause (as defined herein), the Option will become fully exercisable.

                 (c) To the extent that the Option becomes exercisable in accordance with the terms of this Section 1, it may be exercised in whole or in part from time to time thereafter.

         2. TERMINATION OF OPTION. The Option will terminate automatically and without further action on the earliest of the following dates:

                 (a) the date of the voluntary termination by the Optionee of his or her employment or service with the Corporation and all Subsidiaries;

                 (b) the date of the termination by the Corporation or any Subsidiary of the Optionee's employment or service for Cause;

                 (c) 360 days after the termination of the Optionee's employment or service with the Corporation and all Subsidiaries by reason of his or her death;

                 (d) 180 days after the termination of the Optionee's employment or service with the Corporation and all Subsidiaries by reason of his or her disability;

                 (e) 30 days after the termination by the Corporation and all Subsidiaries of the Optionee's employment or service therewith for any reason other than disability or Cause; or

                 (f) five years after the Date of Grant, if the Optionee remains in continuous employment or service with the Corporation or any Subsidiary during that five-year period.

         3. PAYMENT OF EXERCISE PRICE. The Exercise Price may be paid (a) in cash or check or other cash equivalent acceptable to the Corporation, (b) by actual or constructive transfer to the Corporation of nonforfeitable, nonrestricted Common Shares owned by the Optionee, or (c) by any combination of the foregoing methods of payment. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Exercise Price will be valued on the basis of their fair market value as determined by the Committee from time to time. The requirement of payment in cash will be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Corporation with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the Option Shares that are being purchased pursuant to the exercise so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Exercise Price and pursuant to which the broker undertakes to deliver to the Corporation the amount of the aggregate Exercise Price not later than the date on which the sale transaction will settle in the ordinary course of business.


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         4.      COMPLIANCE WITH LAW.  The Corporation will make reasonable efforts to comply with all applicable securities laws; provided, however, that notwithstanding any other provision of this agreement, the Option will not be exercisable if the exercise thereof would result in a violation of any such law.

         5. RIGHT TO TERMINATE EMPLOYMENT OR SERVICE AND ADJUST COMPENSATION. No provision of this agreement will limit in any way whatsoever any right that the Corporation or any Subsidiary may otherwise have to terminate the employment or service or adjust the compensation of the Optionee, at any time.

         6. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Optionee under this agreement or the Plan will not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation or any Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Corporation or any Subsidiary.

         7. THE PLAN. The Option evidenced hereby will be subject to the provisions of the Plan, including without limitation the provisions thereof relating to the transferability and exercisability of Option Rights (including the Option), adjustments and withholding taxes, as the Plan may from time to time be amended, provided, however, that no such amendment shall adversely affect the rights of the Optionee hereunder without the Optionee's written consent thereto.

         8. SEVERABILITY. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

         9. GOVERNING LAW. This Agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principle of conflict of laws of such State.

         10. CERTAIN DEFINITIONS. (a) "Cause" means any act or omission by the Optionee that is materially inimical to the business or reputation of the Corporation or any Subsidiary, as determined by the Board in its sole discretion.

                 (b) Any other terms used with initial capital letters and not defined herein shall have the meaning given to such terms in the Plan.

         This Agreement is executed by the Corporation on this __ day of _______, 1997, effective as of the Date of Grant.

                                        IRI INTERNATIONAL CORPORATION





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                                        By:
                                           --------------------------

         The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

                                        -----------------------------
                                                   Optionee

                                        Date:
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